Exhibit 99.1e(1)

                             DISTRIBUTION AGREEMENT

      This distribution agreement (the "Agreement") is made as of this 27th day of July, 2007 between TD Asset Management USA Funds Inc. (the "Company"), a Maryland corporation, and SEI Investments Distribution Co. (the "Distributor"), a Pennsylvania corporation.



      A. The Company is registered as an investment company with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "17940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended (the "1933 Act");

      B. The Company consists of one or more separate portfolios (each, a "Fund" and together, the "Funds") as set forth on Schedule C, as such schedule may be amended from time to time; and

      C. The Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, intending to be legally bound, the Company and Distributor hereby agree as follows:

ARTICLE 1. Sale of Shares; Services. The Company grants to the Distributor the right to sell shares of common stock (the "Shares") of each Fund at the net asset value per Share, plus any applicable sales charges in accordance with the current prospectus, as agent and on behalf of the Company, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky Laws"). Without limiting the foregoing, the Distributor shall perform or supervise the performance by others of the distribution and marketing services set forth in Schedule A.

Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstances of any kind, the Company's officers may upon reasonable notice instruct the Distributor to decline to make any sales of the Shares until such time as those officers deem it advisable to male such sales. The Company shall be obligated to instruct its transfer agent as to any restrictions on the sale of Shares contemplated by this Article 1 and the Distributor shall not be liable for any failure by the transfer agent to follow such instructions.

ARTICLE 2. Solicitation of Sales. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts in connection with the distribution of Shares of the Company; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers so long as the Distributor's services under this Agreement are not impaired by the Distributor entering into such like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered or obligate the Distributor to sell any particular number of Shares.

ARTICLE 3. Representations and Warranties. The Distributor represents and warrants that it is a member of the National Association of Securities Dealers, Inc. ("NASD") and agrees to abide by all of the rules and regulations of the NASD including, without limitation, its Conduct Rules. The Distributor agrees


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to notify the Company  promptly in the event of its  expulsion or  suspension by the NASD. Expulsion of the Distributor by the NASD will automatically terminate this agreement immediately without notice. Suspension of the Distributor by the NASD will terminate this Agreement effective immediately upon written notice of termination to the Distributor from the Company. The Distributor shall be responsible for reviewing and, as determined by the Distributor, making such filings with the NASD, as required, of advertisements and sales literature relating to each Fund that the Company or the Fund's investment adviser provide to the Distributor. The Distributor shall be responsible for reviewing the registration statement of each Fund, as applicable, for disclosure of the details of any arrangement between the Distributor and an NASD member by which special cash compensation arrangements are made available to the NASD member distributing the Fund's securities, which arrangements are not made available on the same terms to all NASD members who distribute the Fund's securities.

ARTICLE 4. Authorized Representations. The Distributor is not authorized by the Company to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Company filed with the SEC or contained in Shareholder reports or other material that may be prepared by or on behalf of the Company for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations.

ARTICLE 5. Registration of Shares. The Company agrees that it will take all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Company shall make available to the Distributor such number of copies of its currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Company shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Company.

No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the Company's registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of said 1933 Act is not on file with the SEC; provided, however, that: (a) the Distributor will not be obligated to cease offering Shares until it has received from the Company written notice of such events; (b) nothing contained in this
Article 5 shall in any way restrict or have an application to or bearing upon the Company's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Company's prospectus, Articles of Incorporation or By-Laws; and (c) the Company shall be obligated to instruct its transfer agent as to any restriction on the sale of Shares contemplated by this Article 5 and the Distributor shall not be liable for any failure by the transfer agent to follow such instructions.

ARTICLE 6.  Compensation.  As compensation for providing the services under this
Agreement:

      (a) Distributor shall receive from the Company:

(1) all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in each Fund's distribution plan established pursuant to Rule 12b-1 under the 1940 Act (each, a "Distribution Plan") and/or shareholder services plan applicable to the appropriate class of shares of each Fund, but only if


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and to the extent  provided in each such plan, as such plans may be amended from time to time, and subject to any further limitations on such fees as the Board of Directors of the Company may impose;

(2) all front-end sales charges, if any, on purchases of Shares of each Fund sold subject to such charges as described in the Company's registration statement and current prospectuses, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the Distributor, may collect the gross proceeds derived from the sale of such Shares, remit the net asset value thereof to the Company upon receipt of the proceeds and retain the applicable sales charge; and

(3) all contingent deferred sales charges ("CDSC"), if any, applied on redemptions of Shares subject to such charges on the terms and subject to such waivers as are described in the Company's registration statement and current prospectuses, as amended from time to time, or as otherwise required pursuant to applicable law.

      (b) The Distributor may re-allow any or all of the distribution or service fees, front-end sales charges and contingent deferred sales charges which it is paid by the Company, if any, to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

      (c) In addition to the foregoing, the Distributor shall receive the annual fee set forth in Schedule B hereto for providing the Company the services set forth herein. To the extent the Funds have implemented Distribution Plans that permit and authorize such compensation to be paid to the Distributor and the Board of Directors has given any necessary authorizations, the Funds shall be responsible for such compensation, or portion thereof, as have been authorized under the applicable Distribution Plans and which are available for such payment after the Distributor has reallowed applicable distribution and/or service fees to brokers, dealers and other financial intermediaries as contemplated in
Article 6(b) hereof. The parties acknowledge that the Distributor expects to pay out substantially all amounts it receives under the Funds' Distribution Plans pursuant to Article 6(b] and, accordingly, the parties contemplate that the Company's investment adviser shall pay the Distributor this annual fee out of its own resources to the extent amounts are not available out of the proceeds received by the Distributor pursuant to the Funds' Distribution Plans in accordance with a separate agreement entered into between the Company's investment adviser and the Distributor.

      (d) Unless otherwise agreed to by the parties in writing, the Distributor shall not be responsible for fees and expenses in connection with (a) filing of any registration statement, printing and the distribution of any prospectus(es) and statement(s) of additional information under the 1933 Act and/or the 1940 Act and amendments prepared for use in connection with the offering of Shares for sale to the public, preparing, setting in type, printing and mailing the prospectus(es), statement(s) of additional information and any supplements thereto sent to existing shareholders, (b) preparing, setting in type, printing and mailing any report (including annual and semi-annual reports) or other communication to shareholders of the Fund, and (c) the Blue Sky registration and qualification of Shares for sale in the various states in which the Fund shall determine it advisable to qualify such Shares for sale.

ARTICLE 7. Indemnification of Distributor. The Company, on behalf of each Fund, severally, and not jointly, agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the


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registration  statement,  prospectus,  Shareholder reports,  sales literature or other information filed or made public by the Company (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Company does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Company by or on behalf of the Distributor.

      In no case (i) is the indemnity of the Company to be deemed to protect the Distributor against any liability to the Company or its Shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of its reckless disregard of its obligations and duties under this Agreement, by reason of its material breach of this Agreement or by reason of its failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder or (ii) is the Company to be liable to the Distributor under the indemnity agreement contained in this Article 7 with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Company in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Company of any claim shall not relieve the Company from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

      The Company shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Company elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Company and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Company does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

      The Company agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of its Shares.

ARTICLE 8. Indemnification of Company. The Distributor covenants and agrees that it will indemnify and hold harmless the Company and each of its Directors and officers and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, and (i) alleging a wrongful act of the Distributor or any of its employees, (ii) alleging that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Company (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Distributor or (iii) alleging that sales literature or other material prepared and distributed by the Distributor pursuant to Article 4 included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading; provided, that, the Distributor does not agree to indemnify the


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Company or hold it  harmless to the extent  that the  statements  or omission in such sales literature or other material was made in reliance upon, and in conformity with, information furnished to the Distributor by or on behalf of the Company.

      In no case (i) is the indemnity of the Distributor in favor of the Company or any other person indemnified to be deemed to protect the Company or any other person against any liability to which the Company or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of its reckless disregard of its obligations and duties under this Agreement or by reason of its material breach of this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Company or any person indemnified unless the Company or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Company or upon any person (or after the Company or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Company or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

      The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

      The Distributor agrees to notify the Company promptly of the commencement of any litigation or proceedings against it or any of its officers in connection with the issue and sale of any of the Company's Shares.

ARTICLE 9. Consequential Damages. In no event and under no circumstances shall either party to this Agreement be liable to anyone, including, without limitation, the other party, for consequential damages for any act or failure to act under any provision of this Agreement.

ARTICLE 10. Effective Date. This Agreement shall be effective with respect to each Fund upon its execution (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule C of this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such Fund), and, unless terminated as provided, shall continue in force for a two-year term and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Directors of the Company, or the vote of a majority of the outstanding voting securities of the applicable Fund, and (ii) the vote of a majority of those Directors of the Company who are not parties to this Agreement or the Company's distribution plan or interested persons of any such party ("Qualified Directors"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated as to any or all Funds without penalty by the Distributor by a vote of a majority of Qualified Directors or by vote of a majority of the outstanding voting


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securities  of each Fund upon not less than sixty days prior  written  notice to the other party.

ARTICLE 11. Notices. All notices provided for or permitted under this Agreement shall be deemed effective upon receipt, and shall be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, or (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below. Notices to the Distributor shall be sent to the attention of: General Counsel, SEI Investments Distribution Co., 1 Freedom Valley Drive, Oaks, Pennsylvania 19456. Notices to the Fund shall be sent to TD Asset Management USA Inc.,31 W. 52nd Street, New York, New York 10019, Attention: Michele R. Teichner.

ARTICLE 12. Limitation of Liability. A copy of the Articles of Incorporation of the Company is on file with the Secretary of State of the State of Maryland, and notice is hereby given that this Agreement is executed on behalf of the Directors of the Company as Directors and not individually and that the obligations of this instrument are not binding upon any of the Directors, officers or shareholders of the Company individually but binding only upon the assets and property of the Company.

ARTICLE 13. Dispute Resolution. Whenever either party desires to institute legal proceedings against the other concerning this Agreement, it shall provide written notice to that effect to such other party. The party providing such notice shall refrain from instituting said legal proceedings for a period of thirty days following the date of provision of such notice. In the case of a temporary restraining order, preliminary injunction, or similar time-sensitive legal action, the party providing such notice shall refrain from instituting said legal proceeding for a period of five days following the date of provision of such notice. The parties shall attempt in good faith to amicably resolve their dispute by negotiation among their executive officers.

ARTICLE 14. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

ARTICLE 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the State of New York, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the latter shall control.

ARTICLE 16. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original or facsimile signatures of each of the parties.

ARTICLE 17. Force Majeure. No breach of any obligation of a party to this Agreement (other than obligations to pay amounts owed) will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; act of terrorism, earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to


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the other party prompt  notice of the facts which  constitute  such cause;  and, when the cause ceases to exist, give prompt notice thereof to the other party.

ARTICLE 18. Severability. Any provision of this Agreement that is determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of the provision, to delete specific words or phrases, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties, and this Agreement shall be enforceable as so modified.

ARTICLE 19. Confidential Information.

      (a) The Distributor and the Company (in such capacity, the "Receiving Party") acknowledge and agree to maintain the confidentiality of Confidential Information (as hereinafter defined) provided by the Distributor and the Company (in such capacity, the "Disclosing Party") in connection with this Agreement. The Receiving Party shall not disclose or disseminate the Disclosing Party's Confidential Information to any person other than (a) those employees, agents, contractors, subcontractors and licensees of the Receiving Party, or (b) with respect to the Distributor as a Receiving Party, to those employees, agents, contractors, subcontractors and licensees of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights under this Agreement. In addition, the Receiving Party (a) shall take all reasonable steps to prevent unauthorized access to the Disclosing Party's Confidential
Information,   and  (b)  shall  not  use  the  Disclosing  Party's  Confidential
Information, or authorize other persons to use the Disclosing Party's Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein, "reasonable steps" means steps that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps shall in no event be less than a reasonable standard of care.

      (b) The term "Confidential Information," as used herein, shall mean all business strategies, plans and procedures, proprietary information, methodologies, data and trade secrets, and other confidential information and materials (including, without limitation, any non-public personal information as defined in Regulation S-P) of the Disclosing Party, its affiliates, their respective clients or suppliers, or other persons with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement.


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      (c) The provisions of this Article 19 respecting Confidential  Information shall not apply to the extent,  but only to the extent,  that such  Confidential
Information: (a) is already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party, (b) is subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (c) is or becomes publicly available through no wrongful act of the Receiving Party or any third party; (d) is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) is required to be
disclosed   pursuant  to  an  applicable  law,  rule,   regulation,   government
requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party shall advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).

      (d) The Receiving Party shall advise its employees, agents, contractors, subcontractors and licensees, and shall require its agents and affiliates to advise their employees, agents, contractors, subcontractors and licensees, of the Receiving Party's obligations of confidentiality and non-use under this
Article 19, and shall be responsible for ensuring compliance by its and its affiliates' employees, agents, contractors, subcontractors and licensees with such obligations. In addition, the Receiving Party shall require all persons that are provided access to the Disclosing Party's Confidential Information, other than the Receiving Party's accountants and legal counsel, to execute confidentiality or non-disclosure agreements containing provisions substantially similar to those set forth in this Article 19. The Receiving Party shall promptly notify the Disclosing Party in writing upon learning of any unauthorized disclosure or use of the Disclosing Party's Confidential Information by such persons.

      (e) Upon the Disclosing Party's written request following the termination of this Agreement, the Receiving Party promptly shall return to the Disclosing Party, or destroy, all Confidential Information of the Disclosing Party provided under or in connection with this Agreement, including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a) the Receiving Party may retain one copy of each item of the Disclosing Party's Confidential Information for purposes of identifying and establishing its rights and obligations under this Agreement, for archival or audit purposes and/or to the extent required by applicable law, and (b) the Distributor shall have no obligation to return or destroy Confidential Information of the Company that resides in saved tapes of Distributor; provided, however, that in either case all such Confidential Information retained by the Receiving Party shall remain subject to the provisions of Article 19 for so long as it is so retained. If requested by the Disclosing Party, the Receiving Party shall certify in writing its compliance with the provisions of this paragraph.

ARTICLE: 20. Privacy. Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Company to the Distributor, or collected or retained by the Distributor to perform its obligations as distributor, shall be considered Confidential
Information. The Distributor shall not disclose or otherwise use any nonpublic persona1 financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of SEC Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds.

ARTICLE 21. Anti-Money Laundering. The Distributor represents that it has in place anti-money laundering procedures which comply with applicable law in jurisdictions in which Shares are distributed.

The Distributor agrees to notify the Company of any suspicious activity of which it becomes aware relating to transactions involving Shares. Upon reasonable request, the Distributor agrees to provide the Company with documentation relating to its anti-money laundering policies and procedures. The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares.

ARTICLE 22. Use of Name.

      (a) The Company shall not use the name of the Distributor, or any of its affiliates, in any prospectus or statement of additional information, sales literature, and other material relating to the Company in any manner without the prior written consent of the Distributor (which shall not be unreasonably withheld); provided, however, that the Distributor hereby approves all lawful uses of the names of the Distributor and its affiliates in the prospectus and statement of additional information of the Company and in all other materials which merely refer in accurate terms to their appointment hereunder or which are required by applicable law, regulations or otherwise by the SEC, NASD, or any state securities authority.

      (b) Neither the Distributor nor any of its affiliates shall use the name of the Company in any publicly disseminated materials, including sales literature, in any manner without the prior written consent of the Company (which shall not be unreasonably withheld); provided, however, that the Fund hereby approves all lawful uses of its name in any required regulatory filings of the Distributor which merely refer in accurate terms to the appointment of the Distributor hereunder, or which are required by applicable law, regulations or otherwise by the SEC, NASD, or any state securities authority.

ARTICLE 23. Insurance. The Distributor agrees to maintain liability insurance coverage which is, in scope and amount, consistent with coverage customary in the industry for distribution activities similar to the distribution activities provided to the Company hereunder. The Distributor shall notify the Company upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage that may materially and adversely affect the Company's rights hereunder. Such notification shall include the date of change and the reason or reasons therefor. The Distributor shall notify the Company of any material claims against it, whether or not covered by insurance that may materially and adversely affect the Company's rights hereunder.

ARTICLE 24. Survival of Indemnification. The indemnifications provided by a party hereunder shall be a continuing obligation of such party, its successors and assigns, notwithstanding the termination of this Agreement.

ARTICLE 25. Separate Portfolios. This Agreement shall be construed to be made by the Company as a separate Agreement with respect to each Fund, and under no circumstances shall the rights, obligations or remedies with respect to a particular Fund be deemed to constitute a right, obligation or remedy applicable to any other Fund.

                                     *****

      IN WITNESS WHEREOF, the Company and Distributor have each duly executed this Agreement, as of the day and year above written.

TD ASSET MANAGEMENT USA FUNDS INC.             SEI INVESTMENTS DISTRIBUTION CO.



By:/s/ Michele R. Teichner                     By: /s/ Thomas G. Rodman
--------------------------                     ------------------------
Name: Michele R. Teichner                      Name: Thomas G. Rodman
Title: VP                                      Title: COO & SVP

                                   SCHEDULE A
                                   ----------

NASD Review

o Review and approve all Fund marketing materials for compliance with SEC & NASD advertising rules

o     Conduct NASD filing of materials

o     Respond to NASD comments on marketing materials, as necessary

o     Provide  the  Company  with copy of SEI's SEC & NASD  Marketing  Materials
      Guidebook

o Provide access to the Distributor's proprietary marketing automated review system

Contract Management

o Coordinate and execute sub-distribution agreements with broker/dealers on behalf of Funds

o Coordinate and execute operational agreements related to the services contemplated by this Agreement (networking agreements, NSCC redemption agreements, etc.)

o Coordinate and execute on behalf of the Company shareholder service and similar agreements to the extent permitted by applicable law, and as contemplated by the Company's distribution and/or shareholder servicing plan

                                   SCHEDULE B
                                   ----------

                                      Fees

The Distributor shall receive from the Company, to the extent available pursuant to Article 5(c) hereof, fees in the amount of $25,000 annually, payable in equally monthly installments of $2083.33, and to the extent not available, the Distributor shall look solely to the Company's investment adviser for the payment of such fees.

                                   SCHEDULE C
                                   ----------

                             PORTFOLIOS AND CLASSES

TDAM Money Market Portfolio - Investor Class
TDAM Money Market Portfolio - Premium Class
TDAM Money Market Portfolio - Class A
TDAM Money Market Portfolio - Select Class
TDAM U.S. Government Portfolio - Investor Class
TDAM U.S. Government Portfolio - Class A
TDAM Municipal Portfolio - Investor Class
TDAM Municipal Portfolio - Class A
TDAM California Municipal Money Market Portfolio - Investor Class
TDAM California Municipal Money Market Portfolio - Class A
TDAM New York Municipal Money Market Portfolio - Investor Class
TDAM New York Municipal Money Market Portfolio - Class A
TDAM Institutional Money Market Portfolio - Institutional Class
TDAM Institutional Money Market Portfolio - Institutional Service Class TDAM Institutional U.S. Government Fund - Institutional Class
TDAM Institutional U.S. Institutional Government
  Fund - Institutional Service Class
TDAM Short-Term Investment Fund
TDAM Short-Term Bond Fund